                                                                    Exhibit 23.1




                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-69259) and Forms S-8 (No. 33-77302, 33-83606,
33-77304, 33-93324, 333-06847, 333-06845, 333-67771, 333-67773, and 333-67777)
of Inso Corporation of our report dated March 27, 1998, except for paragraph 1 of Note 12 which is as of August 28, 1998, relating to the consolidated financial statements of Sherpa Systems Corporation, which appears in the Current Report on Form 8-K/A of Inso Corporation.




/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP


San Jose, California
September 8, 1999